 As filed with the Securities and Exchange Commission on October 9, 2001

                                                      Registration No. 333-70496
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________


                       PRE-EFFECTIVE AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT
                                 ON FORM S-3/+/
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                       OAKWOOD MORTGAGE INVESTORS, INC.
                                 (Registrant)
            (Exact name of registrant as specified in its charter)

             Nevada                                 88-0396566
    (State of Incorporation)               (I.R.S. Employee I.D. No.)


                    101 Convention Center Drive, Suite 850
                           Las Vegas, Nevada  89109
                                (702) 949-0056
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ____________________________


             DOUGLAS R. MUIR                                Copy to:
            7800 McCloud Road                        JACK A. MOLENKAMP, ESQ.
 Greensboro, North Carolina  27409-9634                 Hunton & Williams
             (336) 664-2360                            1900 K Street, N.W.
      (336) 664-3224 (telecopy)                    Washington, D.C. 20006-1109
 (Name, address, including zip code and                    (202) 955-1959
 telephone number, including area code, of           (202) 778-2201 (telecopy)
          agent for service)

                            _______________________

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                            _______________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                     Proposed           Proposed
                                                      Maximum           Maximum
      Title of Securities          Amount to be   Offering Price       Aggregate            Amount of
        Being Registered           Registered*       Per Unit*      Offering Price*      Registration Fee
-----------------------------------------------------------------------------------------------------------
Pass-Through Certificates         $1,500,000,000             100%    $1,500,000,000         $375,000
===========================================================================================================

     * Estimated solely for calculating the registration fee pursuant to Rule 457(a).
                       __________________________________

     The within Prospectus and related Prospectus Supplements cover the $1,500,000,000 in principal amount of Pass-Through Certificates being registered hereunder, plus the $2,500,000,000 in principal amount of Pass-Through Certificates registered by the Registrant under Registration Statement No. 333-72621 on Form S-3, $232,531,000 of which is being carried forward. The registration fees in respect to the latter Pass-Through Certificates were paid at the time of the original filings of Registration Statement No. 333-72621 relating to those Pass-Through Certificates in the aggregate amount of $695,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     +In addition, pursuant to Rule 429, this Registration Statement on Form S-3 constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-72621 on Form S-3 (Filed by Registrant on June 25, 1999).

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of $1,500,000,000 of the Pass-Through Certificates (including the Pooled Certificates) being registered under this Registration Statement, other than underwriting discounts and commission:

          SEC Registration........................................... $  375,000
          Printing and Engraving..................................... $  300,000
          Accounting Fees and Expenses............................... $  375,000
          Legal Fees and Expenses.................................... $  720,000
          Trustee Fees and Expenses.................................. $   90,000
          Rating Agency Fees......................................... $  720,000
          Miscellaneous.............................................. $   78,000

               TOTAL................................................. $2,658,000

Item 15.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statues provides in substance that Nevada corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with pending, threatened or completed actions, suits or proceedings whether civil, criminal, administrative, or investigative (except an action by or in right of the Registrant) against liability and expenses incurred in any proceeding arising out of such directors', officers', employees' or agents' status as such or their activities in any one of the foregoing capacities. Section 78.752 of the Nevada Revised Statues provides that Nevada corporations may purchase insurance on behalf of any such director, officer, employee or agent. Section
4.17 of the Registrant's bylaws incorporates the indemnification provisions of
Section 78.751 of the Nevada Revised Statues to the fullest extent provided for therein.

     Oakwood Homes Corporation carries an insurance policy providing directors' and officers' liability insurance for any liability its directors or officers or the directors or officers of any of its subsidiaries, including the Registrant, may incur in their capacities as such.

     Under certain servicer's representations agreements entered into by the Registrant (as purchaser) with Oakwood Acceptance Corporation, LLC ("OAC") as servicer of collateral, OAC is obligated to indemnify the Registrant against certain expenses and liabilities.

     Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

1.1 Underwriting Agreement Standard Provisions, dated May 1999, together with Form of Underwriting Agreement (1)
3.1    Restated Articles of Incorporation of Registrant (2)
3.2    Amended and Restated By-Laws of Registrant (2)
4.1    Form of Pooling and Servicing Agreement*
4.2    Standard Terms to Pooling and Servicing Agreement (September 2001
       Edition)*
5.1    Legality Opinion of Hunton & Williams*
5.2    Opinion of Kolesar & Leatham, Chtd.*
8.1    Tax Opinion of Hunton & Williams re: Adequacy of Prospectus Disclosure*
8.2    Tax Opinion of Hunton & Williams re: REMIC Certificates*
8.3    Tax Opinion of Hunton & Williams re: Non-REMIC Certificates*
23.1 Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, and 8.3*
23.2 Consent of Kolesar & Leatham, Chtd. is contained in their opinion filed as Exhibit 5.2*
24.1   Power of Attorney (contained on signature page)*
99.1   Form of Sales Agreement (1)
________________________
       *Previously filed.
       (1) Incorporated herein by reference to Exhibit to the Registrant's Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-72621) filed May 28, 1999.
       (2) Incorporated herein by reference to Exhibit to the Registrant's Current Report on Form 8-K dated May 28, 1999 and filed June 11, 1999.

Item 17.  Undertakings.

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 9, 2001.

                              OAKWOOD MORTGAGE INVESTORS,
                                    INC. (Registrant)

                                   /s/ Dennis W. Hazelrigg
                                ------------------------------
                                Dennis W. Hazelrigg
                                President

     Each person whose signature appears below constitutes and appoints Dennis
W. Hazelrigg, Myles E. Standish and Douglas R. Muir his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Capacity                             Date
         ---------                        --------                             ----
     /s/ Dennis W. Hazelrigg         Director and President              October 9, 2001
-----------------------------------
      Dennis W. Hazelrigg            (Principal Executive Officer)

     /s/ Constance Ann Foyle         Director, Vice President and        October 9, 2001
-----------------------------------
     Constance Ann Foyle             Treasurer (Principal Financial
                                     Officer and Principal Accounting
                                     Officer)

     /s/ Monte L. Miller             Director and Secretary              October 9, 2001
-----------------------------------
      Monte L. Miller

     /s/ Joshua C. Miller            Director                            October 9, 2001
-----------------------------------
      Joshua C. Miller